UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2023

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019

200 Powder Mill Road Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 21, 2023, Stephen Williamson notified International Flavors & Fragrances Inc. (the “Company”) of his decision to resign as a director from the Board of Directors (the “Board”) of the Company, effective March 10, 2023. Mr. Williamson advised the Company that his decision did not result from any disagreement with the Company, its management or the Board on any matter, whether related to the Company’s operations, policies, practices or otherwise.

In addition, on February 21, 2023, Matthias Heinzel and Edward D. Breen informed the Company of their respective decisions not to stand for reelection at the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). Mr. Heinzel and Mr. Breen have each served as directors of the Board since 2021 and intend to retire from the Board upon the expiration of their respective terms at the 2023 Annual Meeting. Mr. Heinzel and Mr. Breen have advised the Company that their respective decisions to retire from the Board did not result from any disagreement with the Company, its management or the Board on any matter, whether related to the Company’s operations, policies, practices or otherwise.

(d)

On February 21, 2023, Kevin O’Byrne was appointed to serve as a member of the Board of the Company, effective March 10, 2023, and he will be named to each of the Board’s Audit Committee, Innovation Committee and Transaction Committee.

Mr. O’Byrne, age 58, is Chief Financial Officer and Director of J Sainsbury Plc., the second largest retailer in the United Kingdom, since 2017. He was previously Chief Executive Officer of Poundland Group Plc until December 2016 and held executive roles at Kingfisher Plc from 2008 to 2015, including Divisional Director UK, China and Turkey, Chief Executive Officer of B&Q UK & Ireland and Group Finance Director.

There was no arrangement or understanding between Mr. O’Byrne and any other persons, pursuant to which Mr. O’Byrne was appointed to serve on the Board. Additionally, there has not been any transaction or currently proposed transaction, in which IFF was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. O’Byrne had or will have a direct or indirect material interest since the beginning of IFF’s last fiscal year.

Mr. O’Byrne will participate in the non-employee director compensation arrangements described in IFF’s 2021 Proxy Statement, which was filed with the Securities and Exchange Commission on March 25, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Jennifer Johnson
Name:	Jennifer Johnson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: February 27, 2023